As filed with the Securities and Exchange Commission on September 10, 1997
                                                     Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                                    DCX, INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                COLORADO                                84-0868815
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

                           3002 NORTH STATE HIGHWAY 83
                         FRANKTOWN, COLORADO 80016-0659
                                 (303) 688-6070
                    (Address of principal executive offices)

   STOCK ISSUANCE AGREEMENTS WITH VARIOUS OFFICERS, DIRECTORS AND CONSULTANTS
                           (Full titles of the plans)
                         ------------------------------

            G. STEPHEN CARREKER
   PRESIDENT AND CHIEF EXECUTIVE OFFICER             With copies to:
                 DCX, INC.                         LESTER R. WOODWARD
        3002 NORTH STATE HIGHWAY 83              DAVIS, GRAHAM & STUBBS
      FRANKTOWN, COLORADO 80016-0659           370 17TH STREET, SUITE 4700
              (303) 688-6070                     DENVER, COLORADO 80202
                                                      (303) 892-9400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------


                                          CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum         Proposed
                                      Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered   registered          per unit(1)       offering price(1)    registration fee


Common Stock, no par value               838,650             $1.1917            $999,478.10            $302.87
per share                                shares


(1) Calculated solely for purposes of determining the registration fee payable pursuant to Rule 457(h), and is based upon the sum of the product of options for 838,650 shares times their respective exercise prices.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission are hereby incorporated in this Registration Statement by reference:

     (a)  Annual Report on Form 10-KSB for the year ended September 30, 1996;

     (b)  Current Report on Form 8-K, dated November 12, 1996;

     (c)  Current Report on Form 8-K, dated December 11, 1996;

     (d)  Quarterly  Report on Form 10-QSB for the quarter  ended  December  31,
          1996;

     (e)  Current Report on Form 8-K, dated January 15, 1997;

     (f)  Current Report on Form 8-K, dated March 28, 1997;

     (g)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     (h)  Current Report on Form 8-K, dated April 21, 1997;

     (i)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997

     (j)  Current Report on Form 8-K, dated July 31, 1997;

     (k)  Current Report on Form 8-K, dated August 13, 1997; and

     (l) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed March 3, 1986 (File No. 0-14273).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

4.   DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Articles of Incorporation of the Company provides as follows:

                  "The Corporation shall indemnify any and all of its directors, officers, employees, authorized agents or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law agreement, vote of shareholders or otherwise.

                  In addition no officer, director, employee or authorized agent shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such officer or director was personally involved in the situation giving rise to the litigation or unless such officer or director committed a criminal offense. The protection afforded hereby shall not restrict other common law protection and rights that an officer or director may have. This Article shall not restrict the Corporation's right to eliminate or limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, and the personal liability of directors to the Corporation and to us shareholders for monetary damages shall be eliminated or limited, to the full extent permitted by the Colorado Corporation Code, except for monetary damages for any breach of the director's duty of loyalty to the Corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-5-114 of the Colorado Corporation Code, or any transaction from which the director derived an improper personal benefit. Nor shall the liability of a director of the Corporation be eliminated or limited to the Corporation or to its shareholders for monetary damages for any act or omission occurring prior to the effective date of this Article."

         Article VI of the Bylaws of the Company provides as follows:

                  "Each Director and Officer of this Corporation, and each person who shall serve at its request as a Director or Officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, whether or not then in office, and his personal representatives, shall be indemnified by the Corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been such Director or Officer, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence of misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for the purpose of curtailing the costs of litigation, but only if the Corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or by agreement."

         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS

     4.1 Form of Option Agreement, dated July 31, 1997, between the Company and the Pension Fund of Steven R. Perles.

     4.2 Form of Option Agreement, dated July 31, 1997, between the Company and RDD Enterprises, Inc.

     4.3 Form of Option Agreement, dated March 28, 1997, between the Company and G. Stephen Carreker.

     4.4 Form of Option Agreement, dated March 28, 1997, between the Company and Frederick G. Beisser.

     4.5 Form of Option Agreement, dated March 28, 1997, between the Company and D. Scott McReynolds.

     4.6  Option Agreement, dated April 11, 1997, between the Company and Jeanne
          M. Anderson.

     4.7 Form of Option Agreement, dated July 31, 1997, between the Company and Hamilton & Faatz, P.C.

     5.1  Opinion and Consent of Davis, Graham & Stubbs LLP.

     23.1 Consent of Davis, Graham & Stubbs LLP. See Exhibit 5.1.

     23.2 Consent of BDO Seidman LLP.

     24.1 Power of Attorney. See page II-6.

9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franktown, State of Colorado, on the 5th day of September, 1997.

                                          DCX, INC.

                                          By: Fred Beisser
                                             ----------------------------------
                                             Frederick G. Beisser
                                             Chief Financial Officer, Secretary
                                             and Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Stephen Carreker and Frederick G. Beisser and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                SIGNATURE                  TITLE                                          DATE

Stephen Carreker                           President, Chief Executive Officer             September 5, 1997
- -----------------------------------------  and a Director
Stephen Carreker

Fred Beisser                               Chief Financial Officer, Secretary             September 5, 1997
- -----------------------------------------  and Treasurer and a Director
Frederick G. Beisser                       (Principal Financial and
                                           Accounting Officer)

Jeanne M. Andersen                         Chairman of the Board                          September 5, 1997
- -----------------------------------------
Jeanne M. Andersen


D. S. McReynolds                           Vice President and General                     September 5, 1997
- -----------------------------------------  Manager and a Director
D. Scott McReynolds

                                  EXHIBIT INDEX

Exhibit                                                                                   Sequential
  NO.             DESCRIPTION                                                             PAGE NO.
- ----------------------------------------------------------------------------------------------------------------
   4.1            Form of Option Agreement, dated July 31, 1997, between the Company and the Pension Fund of Steven R. Perles.

   4.2            Form of Option Agreement dated July 31, 1997, between the Company and RDD Enterprises, Inc.

   4.3            Form of Option Agreement, dated March 28, 1997, between the Company and G. Stephen Carreker.

   4.4            Form of Option Agreement, dated March 28, 1997, between the Company and Frederick G. Beisser.

  4.5             Form of Option Agreement, dated March 28, 1997, between the Company and D. Scott McReynolds.

   4.6            Option Agreement, dated April 11, 1997, between the Company and
                  Jeanne M. Anderson.

   4.7            Form of Option Agreement, dated July 31, 1997, between the Company and Hamilton & Faatz, P.C.

   5.1            Opinion and Consent of Davis, Graham & Stubbs LLP.

  23.1            Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1.

  23.2            Consent of BDO Seidman LLP.

  24.1            Power of Attorney.  See page II-6.

                             STOCK OPTION AGREEMENT

     1. A stock option (the "Option") to acquire 32,510 shares (hereinafter referred to as "Shares") of no par value Common Stock of DCX, Inc. is hereby granted to;

PENSION FUND OF STEVEN R. PERLES, P.C. (hereinafter referred to as the
   (Name of optionee)
 "Optionee"),

         1666 Connecticut Avenue., N.W., Suite 500
         Washington, DC  20009

         --------------------------------
         (Street, city, state and zip code)

subject in all respects to the terms and conditions as are set forth herein.

     2. Certificates for the shares of Common Stock acquired upon exercise of this Stock Option Agreement (the "Agreement") will be delivered to the Optionee by the company at the Company's expense within a reasonable time after this warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common stock as may be requested by the Optionee and will be registered in the name of the Optionee.

     3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issue, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Agreement, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Agreement. The Company will take all such action as may necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

     4. This option is not intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     5. The option exercise price as determined by the Board of Directions of the Company (the "Board") is $1.25 per share.

     6. This Option may not be exercised more than one year after the issue date indicated below and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

     7. The  Option may be  exercised  by  delivering  to the  Treasurer  of the
Company:

     a. A Notice and Agreement of Exercise of Option, substantially in the form attached, specifying the number of Option Shares to be purchased.

     b. Full payment of the Option price for the underlying shares to be purchased in the form of cash or invoices for services or supplies provided to the Company.

     8. This Option may not be transferred, assigned or encumbered, in any manner, except in the event of death of the Optionee by will or the laws of descent and distribution, or in the event the option is granted to a corporation to the principal shareholder(s) thereof. The terms of this Option shall be binding upon the Optionee's executors, administrators, heirs, assigns and successors.

     9. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

Issue Date:  July 31, 1997

                                  DCX, Inc.




                                   By:
                                      -----------------------------------------
                                      Frederick G. Beisser
                                      Vice President - Finance & Administration
                                      and Secretary

                          STOCK OPTION EXERCISE NOTICE

The  undersigned  hereby  notifies DCX, Inc. (the  "Company") of its election to
exercise its option to purchase            shares of Company Common Stock.
                                ----------

Accompanying  this notice is payment in the amount of  $             in payment
                                                        ------------
for this exercise at the option exercise price of $1.25 per share.

The undersigned agrees with all the provisions of the Stock Option Agreement dated July 31, 1997.

For: Pension Fund of Steven R. Perles, P.C



By:
   -----------------------------------------
   (Signature of Optionee exercising)



1666 CONNECTICUT AVE., SUITE 500
(address of Optionee)




WASHINGTON, DC  20009
(city, state and zip code)

                            AGREEMENT OF THE OPTIONEE

The Optionee acknowledges the receipt of the Stock Option Agreement, and represents to DCX, Inc. that he understands the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Company.


For:  Pension Fund of Steven R. Perles, P.C.

By:
   --------------------------------------------
         (Signature of Optionee)



1666 CONNECTICUT AVE., SUITE 500
(address)



WASHINGTON, DC  20009
(city, state and zip code)

                             STOCK OPTION AGREEMENT

     1. A stock option (the "Option") to acquire 100,905 shares (hereinafter referred to as "Shares") of no par value Common Stock of DCX, Inc. is hereby granted to;

         RDD ENTERPRISES, INC. (hereinafter referred to as the "Optionee"),
           (Name of optionee)

         9003 Airport Freeway, Suite 375
         Fort Worth, TX  76180

         --------------------------------
         (Street, city, state and zip code)

subject in all respects to the terms and conditions as are set forth herein.

     2. Certificates for the shares of Common Stock acquired upon exercise of this Stock Option Agreement (the "Agreement") will be delivered to the Optionee by the company at the Company's expense within a reasonable time after this warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common stock as may be requested by the Optionee and will be registered in the name of the Optionee.

     3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issue, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Agreement, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Agreement. The Company will take all such action as may necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

     4. This option is not intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     5. The option exercise price as determined by the Board of Directions of the Company (the "Board") is $1.54 per share.

     6. This Option may not be exercised more than one year after the issue date indicated below and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

     7. The  Option may be  exercised  by  delivering  to the  Treasurer  of the
Company:

     a. A Notice and Agreement of Exercise of Option, substantially in the form attached, specifying the number of Option Shares to be purchased.

     b. Full payment of the Option price for the underlying shares to be purchased in the form of cash or invoices for services or supplies provided to the Company.

     8. This Option may not be transferred, assigned or encumbered, in any manner, except in the event of death of the Optionee by will or the laws of descent and distribution, or in the event the option is granted to a corporation to the principal shareholder(s) thereof. The terms of this Option shall be binding upon the Optionee's executors, administrators, heirs, assigns and successors.

     9. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

Issue Date:  July 31, 1997

                            DCX, Inc.



                            ------------------------------------------------
                            By:  Frederick G. Beisser
                                   Vice President - Finance & Administration
                                   and Secretary

                                           STOCK OPTION EXERCISE NOTICE

The  undersigned  hereby  notifies DCX, Inc. (the  "Company") of its election to
exercise its option to purchase             shares of Company Common Stock.
                                ----------

Accompanying  this notice is payment in the amount of  $            in payment
                                                        ----------
for this exercise at the option exercise price of $1.54 per share.

The undersigned agrees with all the provisions of the Stock Option Agreement dated July 31, 1997.

For: RDD Enterprises, Inc.


- -----------------------------------------
(Signature of Optionee exercising)



9003 AIRPORT FREEWAY, SUITE 375
(address of Optionee)




FORT WORTH, TX  76180
(city, state and zip code)

                            AGREEMENT OF THE OPTIONEE

The Optionee acknowledges the receipt of the Stock Option Agreement, and represents to DCX, Inc. that he understands the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Company.


For:  RDD Enterprises, Inc.

By:
   -------------------------------
      (Signature of Optionee)



9003 AIRPORT FREEWAY, SUITE 375
(address)



FORT WORTH, TX  76180
(city, state and zip code)

                                    DCX, INC.
                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is dated March 28, 1997, (the "Date of Grant"), by and between DCX, Inc. P.O. Box 569, 3002 N. State Hwy 83, Franktown, CO 80116-0569, a Colorado corporation (the "Company"), and G. STEPHEN CARREKER (the "Optionee").

WHEREAS, the Company has determined that the Optionee should receive an option to purchase shares of the Company's Common Stock pursuant to an Executive Employment Agreement (the "Employment Agreement") on terms set forth in this Agreement, and the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the parties agree as follows:

1. GRANT OF OPTION. The Company grants to Optionee the right and option (the "Option") to purchase all or any part of a total of 380,000 shares of the authorized and unissued no par value common stock of the Company (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

2. OPTION PRICE. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $1.125 (the "Option Price").

3. OPTION PERIOD. The option period shall commence on the Date of Grant and shall end on March 27, 2002, unless terminated earlier as provided in this Agreement.

4. VESTING. The Option Shares granted in paragraph one, supra, shall vest as follows:

     a.  The  quantity  of  200,000  shall  be  fully  vested  and   immediately
exercisable by the optionee.

     b. The remaining quantity of 180,000 shall vest in the percentages indicated upon attaining the following goals:

                  (1) 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $10 million by September 30, 1998 or earlier

                  (2) Additional 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $20 million by September 30, 1999, or earlier, and

                  (3) Final 30% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $30 million by September 30, 2000.


Option Agreement, Page 1

5. EXERCISE OF OPTION. The Option may be exercised by delivering to the Treasurer of the Company (I) a Notice and Agreement of Exercise of Option, substantially in the form attached as Exhibit A, specifying the number of Option shares to be purchased, and (ii) full payment of the Option Price in the form of cash, personal check, personal note, shares already owned or other stock option awards of the Company which the Optionee has an immediate right to exercise.

6. RESTRICTIONS ON EXERCISE.

     (a) NONTRANSFERABLE. The Option is not transferable in whole or in part except as provided in this Agreement.

     (b) DEATH OF OPTIONEE. If the Optionee dies, such Option may be exercised, to the extent vested and to the extent the Optionee could have exercised such Option, by the Optionee's estate, personal representative or beneficiary who acquires such Option by will or by laws of descent and distribution, at any time prior to the earlier of the expiration date of the Option or up to eighteen months after the date of death of the Optionee, including any additional vesting which might occur during the post mortem period.

     (c) TERMINATION OF RELATIONSHIP. Optionee's right to exercise Stock Options granted herein will survive any termination of his employment as provided infra:

                  (1). If Optionee's relationship is terminated for any reason other than (a) death, (b) disability, (c) cause, (d) voluntary resignation by Optionee not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his Employment Agreement, the Company will fully vest in the Optionee all Options previously granted under this Agreement whether previously vested or not. Optionee may exercise these options up to 36 months following the date of termination.

                  (2). If the Optionee's relationship is terminated for disability, cause, voluntary resignation not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his employment agreement, the Optionee shall be entitled to Options vested as of the date of termination and any which would normally vest during the 12/18 months subsequent to the termination date were the relationship not terminated. The Optionee may exercise these Options up to 18 months following the date of termination.

     (d) TAXES. The Company and the Optionee shall comply with all tax laws applicable to the exercise or issue of shares resulting from any transaction under this Agreement.

7. SECURITIES LAWS REQUIREMENTS. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable Federal and state securities law requirements have been fully complied with.

8. COMMON STOCK TO BE RECEIVED UPON EXERCISE. the Option shares will be registered by the Company under the Securities Act of 1933 (the "Act") within 125 days of the grant, or, alternatively, they will be issued in reliance upon an exemption which is available only if the


Option Agreement, Page 2

Optionee acquires such shares for investment and not with a view to distribution. In the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company has no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option shares under Rule 144 promulgated under the Act by the Securities and Exchange Commission. Thus, the Option Shares may have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

9. PRIVILEGE OF OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to the Option Shares except to the extent that the Option Shares are purchased and registered on the books of the Company's transfer agent. No dividends will be payable or accrued in respect of these Options or the shares obtainable hereunder until, and only to the extent, that the Options have been exercised.

10. NONDILUTION OF OPTIONS. Options granted SUPRA shall be granted to the Optionee on a non-diluted basis, such that:

         a. If the Company at any time or from time to time during the term of this Agreement effects a subdivision of the outstanding Common Stock, the per share exercise price in effect immediately before that subdivision will be proportionately decreased. conversely, if the Company at any time or from time to time during the term of this Agreement combines the outstanding shares of Common Stock into a small number of shares, the per share exercise price in effect immediately before the combination will be proportionately increased. Any such adjustment will be come effective at the close of business on the date the subdivision or combination becomes effective.

         b. If the Company at any time or from time to time during the term of this Agreement makes or fixes a record date for payment of a stock dividend or the distribution of additional shares of common stock to shareholders, the Options represented herein will be adjusted by multiplying the Per Share Exercise Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and
(b) the denominator of which is the total number of shares in (a) plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distributions not fully made on the date fixed therefor, the Per Share Exercise Price will be recomputed accordingly as of the close of business on such record date and thereafter the Per Share Exercise Price will be adjusted pursuant to this Section 11 to reflect the actual payment of such dividend or distribution.

11. NOTICES. Any notices given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender of sender's return receipt for acknowledgment of a delivery of said notice by postage prepaid certified mail or express delivery service. Such notice shall be addressed to the party to be notified at the address on the first page of this Agreement. Any party


Option Agreement, Page 3
may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

12. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principles.

13. MODIFICATION. This Agreement contains the entire agreement among the parties and may not be amended except in writing by the party sought to be charged with such amendment.


                                    DCX, Inc.



Date: 3/28/97                      By:
     -------------------------        --------------------------------------


                                    OPTIONEE



Date:  3/28/97                     By:
     -------------------------        ---------------------------------------



Option Agreement, Page 4

                                    DCX, INC.
                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is dated March 28, 1997, (the "Date of Grant"), by and between DCX, Inc. P.O. Box 569, 3002 N. State Hwy 83, Franktown, CO 80116-0569, a Colorado corporation (the "Company"), and FREDERICK G. BEISSER, 796 TIOGA TRAIL, PARKER, CO 80134 (the "Optionee").

WHEREAS, the Company has determined that the Optionee should receive an option to purchase shares of the Company's Common Stock pursuant to an Executive Employment Agreement (the "Employment Agreement") on terms set forth in this Agreement, and the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the parties agree as follows:

1. GRANT OF OPTION. The Company grants to Optionee the right and option (the "Option") to purchase all or any part of a total of 120,000 shares of the authorized and unissued no par value common stock of the Company (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

2. OPTION PRICE. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $1.125 (the "Option Price").

3. OPTION PERIOD. The option period shall commence on the Date of Grant and shall end on March 27, 2002, unless terminated earlier as provided in this Agreement.

4. VESTING. The Option Shares granted in paragraph one, supra, shall vest as follows:

     a. The quantity of 70,000 shall be fully vested and immediately exercisable by the optionee.

     b. The remaining quantity of 50,000 shall vest in the percentages indicated upon attaining the following goals:

                  (1) 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $10 million by September 30, 1998 or earlier

                  (2) Additional 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $20 million by September 30, 1999, or earlier, and

                  (3) Final 30% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $30 million by September 30, 2000.


Option Agreement, Page 1

5. EXERCISE OF OPTION. The Option may be exercised by delivering to the Treasurer of the Company (I) a Notice and Agreement of Exercise of Option, substantially in the form attached as Exhibit A, specifying the number of Option shares to be purchased, and (ii) full payment of the Option Price in the form of cash, personal check, personal note, shares already owned or other stock option awards of the Company which the Optionee has an immediate right to exercise.

6. RESTRICTIONS ON EXERCISE.

     (a) NONTRANSFERABLE. The Option is not transferable in whole or in part except as provided in this Agreement.

     (b) DEATH OF OPTIONEE. If the Optionee dies, such Option may be exercised, to the extent vested and to the extent the Optionee could have exercised such Option, by the Optionee's estate, personal representative or beneficiary who acquires such Option by will or by laws of descent and distribution, at any time prior to the earlier of the expiration date of the Option or up to twelve months after the date of death of the Optionee, including any additional vesting which might occur during the post mortem period.

     (c) TERMINATION OF RELATIONSHIP. Optionee's right to exercise Stock Options granted herein will survive any termination of his employment as provided infra:

                  (1). If Optionee's relationship is terminated for any reason other than (a) death, (b) disability, (c) cause, (d) voluntary resignation by Optionee not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his employment agreement, the Company will fully vest in the Optionee all Options previously granted under this Agreement whether previously vested or not. Optionee may exercise these options up to 24 months following the date of termination.

                  (2). If the Optionee's relationship is terminated for disability, cause, voluntary resignation not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his Employment Agreement, the Optionee shall be entitled to Options vested as of the date of termination and any which would normally vest during the 12 months subsequent to the termination date were the relationship not terminated. The Optionee may exercise these Options up to 12 months following the date of termination.

     (d) TAXES. The Company and the Optionee shall comply with all tax laws applicable to the exercise or issue of shares resulting from any transaction under this Agreement.

7. SECURITIES LAWS REQUIREMENTS. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable Federal and state securities law requirements have been fully complied with.

8. COMMON STOCK TO BE RECEIVED UPON EXERCISE. the Option shares will be registered by the Company under the Securities Act of 1933 (the "Act") within 125 days of the grant, or, alternatively, they will be issued in reliance upon an exemption which is available only if the


Option Agreement, Page 2

Optionee acquires such shares for investment and not with a view to distribution. In the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company has no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option shares under Rule 144 promulgated under the Act by the Securities and Exchange Commission. Thus, the Option Shares may have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

9. PRIVILEGE OF OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to the Option Shares except to the extent that the Option Shares are purchased and registered on the books of the Company's transfer agent. No dividends will be payable or accrued in respect of these Options or the shares obtainable hereunder until, and only to the extent, that the Options have been exercised.

10. NONDILUTION OF OPTIONS. Options granted SUPRA shall be granted to the Optionee on a non-diluted basis, such that:

         a. If the Company at any time or from time to time during the term of this Agreement effects a subdivision of the outstanding Common Stock, the per share exercise price in effect immediately before that subdivision will be proportionately decreased. conversely, if the Company at any time or from time to time during the term of this Agreement combines the outstanding shares of Common Stock into a small number of shares, the per share exercise price in effect immediately before the combination will be proportionately increased. Any such adjustment will be come effective at the close of business on the date the subdivision or combination becomes effective.

         b. If the Company at any time or from time to time during the term of this Agreement makes or fixes a record date for payment of a stock dividend or the distribution of additional shares of common stock to shareholders, the Options represented herein will be adjusted by multiplying the Per Share Exercise Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and
(b) the denominator of which is the total number of shares in (a) plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distributions not fully made on the date fixed therefor, the Per Share Exercise Price will be recomputed accordingly as of the close of business on such record date and thereafter the Per Share Exercise Price will be adjusted pursuant to this Section 11 to reflect the actual payment of such dividend or distribution.

11. NOTICES. Any notices given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender of sender's return receipt for acknowledgment of a delivery of said notice by postage prepaid certified mail or express delivery service. Such notice shall be addressed to the party to be notified at the address on the first page of this Agreement. Any party


Option Agreement, Page 3
may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

12. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principles.

13. MODIFICATION. This Agreement contains the entire agreement among the parties and may not be amended except in writing by the party sought to be charged with such amendment.


                                    DCX, Inc.



Date:  3/28/97                     By:
     -------------------------        --------------------------------------


                                    OPTIONEE



Date:  3/28/97                     By:
     -------------------------        ---------------------------------------


Option Agreement, Page 4

                                    DCX, INC.
                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is dated March 28, 1997, (the "Date of Grant"), by and between DCX, Inc. P.O. Box 569, 3002 N. State Hwy 83, Franktown, CO 80116-0569, a Colorado corporation (the "Company"), and D. SCOTT MCREYNOLDS, 1672 S. ESPANA WAY, AURORA, CO 80013 (the "Optionee").

WHEREAS, the Company has determined that the Optionee should receive an option to purchase shares of the Company's Common Stock pursuant to an Executive Employment Agreement (the "Employment Agreement") on terms set forth in this Agreement, and the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the parties agree as follows:

1. GRANT OF OPTION. The Company grants to Optionee the right and option (the "Option") to purchase all or any part of a total of 120,000 shares of the authorized and unissued no par value common stock of the Company (the "Option Shares") pursuant to the terms and conditions set forth in this Agreement.

2. OPTION PRICE. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $1.125 (the "Option Price").

3. OPTION PERIOD. The option period shall commence on the Date of Grant and shall end on March 27, 2002, unless terminated earlier as provided in this Agreement.

4. VESTING. The Option Shares granted in paragraph one, supra, shall vest as follows:

     a. The quantity of 70,000 shall be fully vested and immediately exercisable by the optionee.

     b. The remaining quantity of 50,000 shall vest in the percentages indicated upon attaining the following goals:

                  (1) 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $10 million by September 30, 1998 or earlier

                  (2) Additional 35% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $20 million by September 30, 1999, or earlier, and

                  (3) Final 30% shall vest and become exercisable by the Optionee upon the Company attaining consolidated gross revenues in excess of $30 million by September 30, 2000.



Option Agreement, Page 1

5. EXERCISE OF OPTION. The Option may be exercised by delivering to the Treasurer of the Company (I) a Notice and Agreement of Exercise of Option, substantially in the form attached as Exhibit A, specifying the number of Option shares to be purchased, and (ii) full payment of the Option Price in the form of cash, personal check, personal note, shares already owned or other stock option awards of the Company which the Optionee has an immediate right to exercise.

6. RESTRICTIONS ON EXERCISE.

         (a) NONTRANSFERABLE. The Option is not transferable in whole or in part except as provided in this Agreement.

         (b) DEATH OF OPTIONEE. If the Optionee dies, such Option may be exercised, to the extent vested and to the extent the Optionee could have exercised such Option, by the Optionee's estate, personal representative or beneficiary who acquires such Option by will or by laws of descent and distribution, at any time prior to the earlier of the expiration date of the Option or up to twelve months after the date of death of the Optionee, including any additional vesting which might occur during the post mortem period.

         (c) TERMINATION OF RELATIONSHIP. Optionee's right to exercise Stock Options granted herein will survive any termination of his employment as provided infra:

                  (1). If Optionee's relationship is terminated for any reason other than (a) death, (b) disability, (c) cause, (d) voluntary resignation by Optionee not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his employment agreement, the Company will fully vest in the Optionee all Options previously granted under this Agreement whether previously vested or not. Optionee may exercise these options up to 24 months following the date of termination.

                  (2). If the Optionee's relationship is terminated for disability, cause, voluntary resignation not constituting constructive termination (as defined in his Employment Agreement) or the expiration of the term of his Employment Agreement, the Optionee shall be entitled to Options vested as of the date of termination and any which would normally vest during the 12 months subsequent to the termination date were the relationship not terminated. The Optionee may exercise these Options up to 12 months following the date of termination.

         (d) TAXES. The Company and the Optionee shall comply with all tax laws applicable to the exercise or issue of shares resulting from any transaction under this Agreement.

7. SECURITIES LAWS REQUIREMENTS. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable Federal and state securities law requirements have been fully complied with.

8. COMMON STOCK TO BE RECEIVED UPON EXERCISE. the Option shares will be registered by the Company under the Securities Act of 1933 (the "Act") within 125 days of the grant, or, alternatively, they will be issued in reliance upon an exemption which is available only if the


Option Agreement, Page 2

Optionee acquires such shares for investment and not with a view to distribution. In the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company has no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option shares under Rule 144 promulgated under the Act by the Securities and Exchange Commission. Thus, the Option Shares may have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

9. PRIVILEGE OF OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to the Option Shares except to the extent that the Option Shares are purchased and registered on the books of the Company's transfer agent. No dividends will be payable or accrued in respect of these Options or the shares obtainable hereunder until, and only to the extent, that the Options have been exercised.

10. NONDILUTION OF OPTIONS. Options granted SUPRA shall be granted to the Optionee on a non-diluted basis, such that:

         a. If the Company at any time or from time to time during the term of this Agreement effects a subdivision of the outstanding Common Stock, the per share exercise price in effect immediately before that subdivision will be proportionately decreased. conversely, if the Company at any time or from time to time during the term of this Agreement combines the outstanding shares of Common Stock into a small number of shares, the per share exercise price in effect immediately before the combination will be proportionately increased. Any such adjustment will be come effective at the close of business on the date the subdivision or combination becomes effective.

         b. If the Company at any time or from time to time during the term of this Agreement makes or fixes a record date for payment of a stock dividend or the distribution of additional shares of common stock to shareholders, the Options represented herein will be adjusted by multiplying the Per Share Exercise Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and
(b) the denominator of which is the total number of shares in (a) plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distributions not fully made on the date fixed therefor, the Per Share Exercise Price will be recomputed accordingly as of the close of business on such record date and thereafter the Per Share Exercise Price will be adjusted pursuant to this Section 11 to reflect the actual payment of such dividend or distribution.

11. NOTICES. Any notices given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender of sender's return receipt for acknowledgment of a delivery of said notice by postage prepaid certified mail or express delivery service. Such notice shall be addressed to the party to be notified at the address on the first page of this Agreement. Any party


Option Agreement, Page 3
may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

12. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principles.

13. MODIFICATION. This Agreement contains the entire agreement among the parties and may not be amended except in writing by the party sought to be charged with such amendment.

                                    DCX, Inc.



Date:  3/28/97                     By:
     -------------------------        --------------------------------------


                                    OPTIONEE



Date:  3/28/97                     By:
     -------------------------        ---------------------------------------




Option Agreement, Page 4

April 11, 1997



Ms. Jeanne M. Anderson
19726 East Cornell Ave.
Aurora, CO  80013

AMENDMENT TO DCX, INC. LETTER OFFER OF JANUARY 25, 1997

Dear Jeanne:

         On March 28, 1987 the Board of Directors approved your request to modify certain terms of our January 25, 1997 letter. You had requested that the Board grant you stock options to acquire 61,000 shares of the Company's common stock. It is my understanding that after such a grant and considering all other options and stock held by you, you would then have rights to 300,000 shares. A summary of the total would be:


           Common Stock                                      114,000
           1992 Options                                       50,000
           1995 Options                                       75,000
           1997 Options                                       61,000
                                                            --------
                    Total                                    300,000

         Accordingly, the second paragraph of Section 4 of the January 25, 1997 letter is modified to read as follows:

         Further, the Company's Board of Directors has approved a grant of performance stock options to you (the "Optionee") to acquire 61,000 shares of the Company's common stock at fair market value on January 24,1997. The fair market value is established as the closing bid price as of that date which was $1.125 (the closing bid price on the business day immediately before January 25, 1997 on which date the NASDAQ was closed.) These options are granted for a period of two years and expire on March 27, 1999, or immediately upon resignation by the Optionee from any position held with the Company, except as otherwise provided below. Vesting in these performance options will occur at a rate of 35% when the Company reaches $10.0 million in consolidated annual revenue, additional 35% at $20.0 million in revenue and the remaining 30% when the Company reaches $30 million in annual revenue. In the event the Optionee consents to resign after March 28, 1997, from any Board of Director position held with the Company in order to facilitate a transaction or other objective of the Company, the options shall become fully vested and remain exercisable for a period of one year from date of acceptance of such resignation or until the original expiration date, whichever date is earlier.

Jeanne, I believe this accurately reflects the proposed amendment. Of course all other portions of the January 25, 1997 letter remain in effect. Please indicate your agreement by signing below.

Sincerely,

Stephen Carreker
- ---------------------
Stephen Carreker
President & CEO


April 11 , 1997


The amendment to the January 25, 1997 letter is agreed to and accepted.



Jeanne M. Anderson
- --------------------
Jeanne M. Anderson

                             STOCK OPTION AGREEMENT

     1. A stock option (the "Option") to acquire 24,235 shares (hereinafter referred to as "Shares") of no par value Common Stock of DCX, Inc. is hereby granted to;

         HAMILTON & FAATZ, P.C. (hereinafter referred to as the "Optionee"),
           (Name of optionee)

         1600 Broadway, Suite 500
         Denver, CO  80202-4927

         ---------------------------------
         (Street, city, state and zip code)

subject in all respects to the terms and conditions as are set forth herein.

     2. Certificates for the shares of Common Stock acquired upon exercise of this Stock Option Agreement (the "Agreement") will be delivered to the Optionee by the company at the Company's expense within a reasonable time after this warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common stock as may be requested by the Optionee and will be registered in the name of the Optionee.

     3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issue, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Agreement, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Agreement. The Company will take all such action as may necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

     4. This option is not intended to constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     5. The option exercise price as determined by the Board of Directions of the Company (the "Board") is $1.54 per share.

     6. This Option may not be exercised more than one year after the issue date indicated below and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

     7. The  Option may be  exercised  by  delivering  to the  Treasurer  of the
Company:

     a. A Notice and Agreement of Exercise of Option, substantially in the form attached, specifying the number of Option Shares to be purchased.

     b. Full payment of the Option price for the underlying shares to be purchased in the form of cash or invoices for services or supplies provided to the Company.

     8. This Option may not be transferred, assigned or encumbered, in any manner, except in the event of death of the Optionee by will or the laws of descent and distribution, or in the event the option is granted to a corporation to the principal shareholder(s) thereof. The terms of this Option shall be binding upon the Optionee's executors, administrators, heirs, assigns and successors.

     9. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

Issue Date:  July 31, 1997

                               DCX, Inc.



                               ----------------------------------------------
                               By:  Frederick G. Beisser
                                    Vice President - Finance & Administration
                                    and Secretary

                          STOCK OPTION EXERCISE NOTICE

The  undersigned  hereby  notifies DCX, Inc. (the  "Company") of its election to
exercise its option to purchase            shares of Company Common Stock.
                                ----------

Accompanying  this notice is payment in the amount of  $             in payment
                                                        ------------
for this exercise at the option exercise price of $1.54 per share.

The undersigned agrees with all the provisions of the Stock Option Agreement dated July 31, 1997.

For:     Hamilton & Faatz, P.C.


- ---------------------------------------
(Signature of Optionee exercising)



1600 BROADWAY, SUITE 500
(address of Optionee)




DENVER, CO  80202-4927
(city, state and zip code)

                            AGREEMENT OF THE OPTIONEE

The Optionee acknowledges the receipt of the Stock Option Agreement, and represents to DCX, Inc. that he understands the terms and conditions set forth therein. The Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Company.


For: Hamilton & Faatz, P.C.

By:
   ---------------------------------------
    (Signature of Optionee's Officer)



1600 BROADWAY, SUITE 500
(address)



DENVER, CO  80202-4927
(city, state and zip code)

                                [DGS LETTERHEAD]









                                September 8, 1997




DCX, Inc.
3002 North State Highway 83
Franktown, Colorado 80016-6659



     Re: Sale of Shares of Common Stock Pursuant to Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to DCX, Inc. (the "Company") in connection with the registration by the Company of 838,650 shares of Common Stock (the "Shares") described in the Registration Statement on Form S-8 of the Company, being filed with the Securities and Exchange Commission concurrently herewith. In such connection we have examined certain corporate records and proceedings of the Company including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and in accordance with the option agreements covered thereby, will be legally issued, fully paid and non-assessable shares of capital stock of the Company.

     We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this Opinion as an Exhibit

September 8, 1997
Page 2

to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                                                  Very truly yours,



                                                  Davis, Graham & Stubbs LLP
                                                  DAVIS, GRAHAM & STUBBS LLP

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


DCX, Inc.
Franktown, Colorado

We hereby consent to the incorporation by reference in the Prospectus and this Registration Statement of our report dated January 9, 1997, relating to the consoldiated financial statements of DCX, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996



                                             BDO Seidman, LLP


Denver, Colorado
September 9, 1997